Exhibit 10.8

SUNLIGHT FINANCIAL HOLDINGS INC.
2021 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Unit Award (this "Notice"), the Restricted Stock Unit Award Agreement attached hereto (the "Award Agreement"), and the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan (the "Plan"), the below individual (the "Participant") is hereby granted the below number of Restricted Stock Units (the "RSUs") by Sunlight Financial Holdings Inc., a Delaware corporation (the "Company"). Unless otherwise specifically indicated, all terms used in this Notice have the meanings set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name	Rodney Yoder	Date of Grant:	Aug. 4, 2023
and Address:	[***]	Vesting Commencement Date:	Feb. 18, 2023
		Number of RSUs:	490,196

Vesting Schedule:
Subject to the terms of the Plan, this Notice and the Award Agreement, one-third of the RSUs will vest on each of the first, second, and third anniversary of the Vesting Commencement Date, in each case, subject to Participant's Continuous Service through each such vesting date (the "Vesting Schedule").

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Representations and Agreements of the Participant:
The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to have them reviewed by his or her legal and tax advisers, and hereby represents that the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Participant represents to the Company that he or she is familiar with the terms of this Notice, the Award Agreement and the Plan, and hereby accepts the RSUs subject to all of their terms. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan will be resolved solely by the Administrator.

Electronic Signature:
This Notice may be executed by the Participant and the Company by means of electronic or digital signatures, which will have the same force and effect as manual signatures. The Participant agrees that clicking "I Accept" (or a tab of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Participant's electronic signature to this Notice. If required to be executed by electronic or digital signature, this Award of RSUs will be forfeited if the Participant does not so execute this Notice prior to the deadline set forth in the electronic transmission of this Notice and the Award Agreement.

SUNLIGHT FINANCIAL HOLDINGS INC.    PARTICIPANT

By: /s/ Matthew Potere     Signature: /s/ Rodney Yoder

Name: Matthew Potere     Dated: 8/4/2023

Title: Chief Executive Officer
Dated: 8/4/2023
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SUNLIGHT FINANCIAL HOLDINGS INC.
2021 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Unit Award (the "Notice"), this Restricted Stock Unit Award Agreement (this "Award Agreement"), and the Sunlight Financial Holdings Inc. 2021 Equity Incentive Plan (the "Plan"), Sunlight Financial Holdings Inc., a Delaware corporation (the "Company"), hereby grants the individual set forth in the Notice (the "Participant") Restricted Stock Units (the "RSUs"). Unless otherwise specifically indicated, all terms used in this Award Agreement have the meanings set forth in the Notice or the Plan.

1.Grant of an RSU. The principal features of the RSU, including the number of RSUs subject to the Award, are set forth in the Notice.

2.Vesting Schedule and Risk of Forfeiture.

(a)Vesting Schedule. Except as otherwise set forth in this Section 2 or the Plan, subject to the Participant's Continuous Service and any other limitations set forth in the Notice, the Plan and this Award Agreement, the RSUs will vest in accordance with the Vesting Schedule provided in the Notice (the "Vesting Schedule"). Unless and until the RSUs have vested in accordance with the Vesting Schedule, the Participant will have no right to receive any dividends or other distribution with respect to the RSUs. In the event of the termination of the Participant's Continuous Service prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to this Section 2 and the Plan), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b)Notwithstanding anything in the Notice or this Award Agreement to the contrary, but subject to Section 8 herein, the RSUs shall immediately become fully vested upon the termination of the Participant's Continuous Service by the Company without Cause or by the Participant for Good Reason, in each case, within twelve (12) months prior to or twenty-four (24) months following a Change in Control (the "Protection Period"). "Good Reason" means, with respect to the termination of the Participant as a Service Provider for "Good Reason," as such term (or word of like import) is expressly defined in a then-effective written employment, consulting or other similar agreement between the Participant and the Company. For the avoidance of doubt, in the event of a termination of the Participant’s Continuous Service by the Company without Cause or by the Participant for Good Reason within twelve (12) months prior to a Change in Control, the vesting date for any such RSUs hereunder shall be the date of such Change in Control, following which such RSUs shall be settled in accordance with Section 3 hereof. For the avoidance of doubt, the Administrator has the discretion to deem 100% of the RSUs vested on or immediately prior to the date of a Change in Control.

(c)Notwithstanding anything in the Grant Notice or this Award Agreement to the contrary, but subject to Section 8 herein, upon the termination of the Participant's Continuous Service (i) due to his or her death or Disability or (ii) by the Company without Cause or by the Participant for Good Reason, in each case, outside of the Protection Period, the portion of the RSUs that are scheduled to vest on the next vesting date set forth in the Vesting Schedule following the date of such termination of Continuous Service shall immediately vest as of the date of such termination of Continuous Service.

(d)Risk of Forfeiture. The RSUs will be subject to a risk of forfeiture until such time as the RSUs vest in accordance with the Vesting Schedule. Notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested RSUs will automatically and immediately be forfeited upon the termination of Participant's Continuous Service for Cause. The Company may implement any forfeiture under this Section 2(b) in a unilateral manner, without the Participant's consent, and with no payment to the Participant, cash or otherwise, for the forfeited RSUs.

3.Settlement of RSUs. Subject to the terms of this Award Agreement, as soon as administratively practicable following the date on which all or any portion of the RSUs vest pursuant to Section 2, but in no event prior to the Release Effective Date (if applicable) or later than 60 days after each such vesting date, the Company shall deliver to the Participant (or the Participant's permitted transferee, if applicable) the number of Shares subject to the RSUs that vested and are being settled. Any fractional RSU that becomes vested hereunder shall be rounded down at the time Shares are issued in settlement of such RSU. No fractional Shares, nor the cash value of any fractional Shares, will be issuable or payable to the Participant pursuant to this Award Agreement. All Shares issued hereunder, if any, shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Administrator in its sole discretion. The value of the Shares shall not bear any interest owing to the passage of time. Neither this Section 3 nor any action taken pursuant to or in accordance with this Award Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

4.Dividend Equivalents. The Participant shall be entitled to any Dividend Equivalents with respect to the RSUs to reflect any dividends payable on Shares. Dividend Equivalents shall be subject to the same vesting and forfeiture restrictions as the RSUs to which they are attributable and shall be paid on the same date that the RSUs to which they are attributable are settled in accordance with Section 3 hereof. Dividend Equivalents may be accumulated and deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Administrator in its discretion.

5.Taxes. The Participant hereby acknowledges and understands that the Participant may suffer adverse tax consequences as a result of the Participant's receipt of, vesting in, or disposition of, the RSUs.

(a)Representations. The Participant has reviewed with the Participant's tax advisors the tax consequences of the Notice, this Award Agreement and the RSUs granted hereunder, including any federal, state, local or foreign tax laws. The Participant is relying solely on such advisors and not on any statements or representations of the Administrator, the Company, any Affiliate or any of their respective agents (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice. The Participant hereby acknowledges and understands that the Participant (and not the Company nor any Affiliate) will be responsible for the Participant's tax liability that may arise as a result of the Participant receiving this Award Agreement and the RSUs granted hereunder.

(b)Payment of Withholding Taxes. To the extent that the receipt, vesting or settlement of the RSUs results in compensation income or wages to the Participant for federal, state, local or foreign tax purposes, the Participant will make appropriate arrangements with the Company or any Affiliate for the satisfaction of all withholding requirements and other tax obligations applicable to any RSUs that vest and are settled in Shares in accordance with Section 3, which arrangements may include, at the Administrator's election, the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of cash or Shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Administrator deems appropriate. If such tax obligations are satisfied through the withholding of Shares that are otherwise issuable to the Participant pursuant to this Award (or through the surrender of previously owned Shares by the Participant to the Company), the maximum number of Shares of that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities, determined based on the greatest withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Administrator. The Participant hereby acknowledges the Company's and any Affiliate's obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 5(b). Therefore, a failure of the Participant to reasonably satisfy this Section 5 in accordance with the Administrator's sole and absolute discretion will result in the automatic termination and expiration of this Award Agreement and the Company's obligations hereunder. The Participant hereby agrees that a breach of this Section 5(b) will be deemed to be a material breach of this Award Agreement.

(c)Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Award Agreement are intended to be exempt from the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto ("Section 409A") and shall be limited, construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Administrator determines that the RSUs may not be exempt from Section 409A, then, if the Participant is deemed to be a "specified employee" within the meaning of Section 409A, as determined by the Administrator, at a time when the Participant becomes eligible for settlement of the RSUs upon his or her "separation from service" within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant's separation from service and (b) the Participant's death. Notwithstanding the foregoing, the Company and the Affiliates make no representations that the RSUs provided under this Award Agreement are exempt from or compliant with Section 409A and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

6.Non-Transferability of RSUs. The RSUs may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant's RSUs in the event of the Participant's death on a beneficiary designation form provided by the Administrator. The terms of this Award Agreement are binding upon the executors, administrators, heirs, successors and transferees of the Participant.

7.No Rights as a Shareholder of the Company. The Participant's receipt of the grant of RSUs pursuant to the Notice and this Award Agreement will not provide or confer rights or status as a shareholder of the Company until such time the RSUs are settled in Shares in accordance with Section 3 of this Award Agreement.

8.Waiver and Release. Notwithstanding any other provisions of this Award Agreement to the contrary, the Company shall not make or provide the accelerated vesting set forth in Sections 2(b) or Section 2(c) (in each case, the "Accelerated Equity Vesting"), unless the Participant timely executes and delivers to the Company a general release of claims in the form provided by the Company (which shall be in substantially the form attached to a Participant's employment agreement with the Company or any subsidiary, for any Participant with an employment agreement with the Company or any subsidiary that has a form of release attached thereto) (the "Waiver and Release"), and such Waiver and Release remains in full force and effect, has not been revoked and is no longer subject to revocation, within 60 calendar days after the date of termination (the date the Waiver and Release is effective, has not been revoked, and is no longer subject to revocation, the "Release Effective Date"). If the requirements of this Section 8 are not satisfied by the Participant (or the Participant's estate or legally appointed personal representative), then no Accelerated Equity Vesting shall be due to the Participant (or the Participant's estate). Notwithstanding anything in this Award Agreement to the contrary, the Accelerated Equity Vesting shall not be provided until the first practicable date following the date the Waiver and Release is executed and no longer subject to revocation; provided, that if the period during which the Participant has discretion to execute or revoke the Waiver and Release straddles two calendar years, then the Accelerated Equity Vesting shall be provided in the second calendar year.

9.Legality of Initial Issuance. No Shares will be issued in accordance with Section 3 of this Award Agreement unless and until the Administrator has determined that: (a) the Company and the Participant have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (b) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed, if any, have been satisfied; and (c) any other applicable provision of any Applicable Laws has been satisfied.

10.Notice. Any notice required by the terms of this Award Agreement must be given in writing and will be deemed to be effective upon the earlier of personal delivery and the fifth business day after deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice must be addressed to the Company at its principal executive office and to the Participant at the address that the Participant he or she most recently provided to the Company or an Affiliate.

11.Successors and Assigns. Except as provided herein to the contrary, the Notice, this Award Agreement and the Plan are binding upon and will inure to the benefit of the parties to the Notice and this Award Agreement, their respective permitted successors and assigns.

12.No Assignment. Except as otherwise provided in this Award Agreement, the Participant may not assign any of his or her rights under the Notice, this Award Agreement or the Plan without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company is permitted to assign its rights or obligations under the Notice, this Award Agreement and the Plan.

13.Construction; Severability. The captions and headings used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation. Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise. The term "include" or "including" does not denote or imply any limitation. The term "business day" means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Delaware. The validity, legality or enforceability of the remainder of the Notice and this Award Agreement will not be affected even if one or more of the provisions of the Notice or this Award Agreement are held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect.

14.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by Applicable Laws, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, grant or award notifications and agreements, account statements, reports, and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and have the same force and effect as, his or her manual signature.

15.Administration and Interpretation. Any determination by the Administrator in connection with any question or issue arising under the Notice, the Plan or this Award Agreement will be final, conclusive and binding on the Participant, the Company, its Affiliates, and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the RSUs or Shares hereunder must be submitted by the Participant to the Administrator. The resolution of such question or dispute by the Administrator will be final and binding on all parties.

16.Counterparts. The Notice and each of the exhibits to this Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or portable document format (.pdf), and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.

17.Entire Agreement; Governing Law; and Amendments. The provisions of the Plan and the Notice are incorporated herein by reference. The Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, its Affiliates and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and the Participant. This Award Agreement is governed by the laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware, without regard to conflicts of laws principles thereof. The Administrator may, in its sole discretion, amend this Award Agreement from time to time in any manner that is not inconsistent with the Plan, including to unilaterally adopt amendments to this Award Agreement or the Plan to the minimum extent necessary or appropriate (as determined by the Administrator in its sole discretion) for the RSUs to comply with Section 409A; provided, however, that except as otherwise provided in the Plan or this Award Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

18.Venue. The Company, its Affiliates, the Participant and the Participant's assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan must be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Delaware) and that all parties submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 18 are for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

19.No Guarantee of Continuous Service or Awards. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUS PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE COMPANY OR ANY AFFILIATE, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RSUS OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHTS GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUOUS SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY OR ANY AFFILIATE TO TERMINATE THE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE. THE GRANT OF THE RSUS IS A ONE-TIME BENEFIT AND DOES NOT CREATE ANY CONTRACTUAL OR OTHER RIGHT TO RECEIVE A GRANT OF AWARDS OR BENEFITS IN LIEU OF AWARDS IN THE FUTURE. ANY FUTURE AWARDS WILL BE GRANTED AT THE SOLE DISCRETION OF THE COMPANY.

20.Clawback. Notwithstanding any provision in the Notice, this Award Agreement or the Plan to the contrary, all cash or Shares issued hereunder shall be subject to any compensation recovery or recoupment policy applicable to executives of the Company and its Affiliates that is hereafter adopted by the Board or a duly authorized committee thereof to adhere to the intent of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002, or other applicable law, as advised to the Board in a written opinion (including via e- mail correspondence) of the Company's legal counsel.

21.Unsecured General Creditor. The Participant has no legal or equitable rights, interests or claims in any property or assets of the Company due to the Notice, this Award Agreement and the grant of RSUs hereunder. For purposes of the payment of benefits under the Notice and this Award Agreement, the Participant has no more rights than those of a general creditor of the Company. The Company's obligation under the Notice and this Award Agreement will be that of a conditional unfunded and unsecured promise to pay money or property in the future.

22.Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

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